UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 21, 2008

Milacron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08485	311062125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2090 Florence Avenue, Cincinnati, Ohio		45206
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(513) 487-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

AMENDMENT OF MILACRON INC. 2002 SHORT-TERM INCENTIVE PLAN

On February 21, 2008, the Personnel and Compensation Committee (the "Committee") of the Board of Directors of Milacron Inc. amended Article 5.1 of the Milacron Inc. 2002 Short-Term Incentive Plan (the "Plan") by giving authority to the Committee to adjust Participant’s Award Percentages applicable to a Plan Year. Article 10.1 of the Plan was amended for purposes of compliance with Section 409A of the Internal Revenue Code of 1986, as amended. A copy of the Plan, as amended, is attached hereto as Exhibit 10.1.

ESTABLISHMENT OF PARTICIPANT CATEGORIES AND PERFORMANCE TARGETS UNDER THE MILACRON INC. 2002 SHORT-TERM INCENTIVE PLAN

On February 21, 2008, the Committee assigned individuals to a Participant Category under the Plan as follows: Mr. R. D. Brown - Category "CEO", and Messers. R. A. Anderson, R. C. McKee and H. C. O’Donnell - Category "I". For Plan Year 2008, the Committee adjusted the Participant’s Award Percentage relative to Mr. Brown to 100% and the Participant’s Award Percentage relative to each of the executive officers assigned to Category "I", including Messers. Anderson, McKee and O’Donnell, to 70%. The Committee established performance targets to be used to determine bonuses under the Plan for the 2008 Plan Year. The performance targets relative to Messers. Brown, Anderson and O’Donnell are based on overall company performance and are (i) earnings before interest and taxes and (ii) the ratio of average working capital to sales, and each component carries a 50% weight. The performance targets relative to Mr. McKee are based on the performance of the Industrial Fluids segment of Milacron Inc. and the relative weights are 75% for earnings before interest and taxes and 25% for the ratio of average working capital to sales.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Milacron Inc.

February 27, 2008	By:	Hugh C. O'Donnell

Name: Hugh C. O'Donnell
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Milacron Inc. 2002 Short Term Incentive Plan, as amended February 21, 2008